Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.2

We consent to the incorporation by reference in Registration Statement No. 333-258724 on Form S-3 and Registration Statement Nos. 333-240242, 333-231864, 333-220330, and 333-220324 on Form S-8 of our report dated February 14, 2020 relating to the financial statements of The Dow Chemical Company (not separately presented herein or incorporated by reference), appearing in this Annual Report on Form 10-K of DuPont de Nemours, Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Midland, Michigan
February 11, 2022